Exhibit 23




                    Consent of Independent Public Accountants
                    -----------------------------------------


         As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 17, 1998, included in or incorporated by reference into ThermoQuest Corporation's Annual Report on Form 10-K for the year ended January 3, 1998, into the Company's previously filed Registration Statements as follows:
    Registration Statement No. 333-08795 on Form S-8, Registration Statement No. 333-08797 on Form S-8, Registration Statement No. 333-08799 on Form S-8, Registration Statement No. 333-24321 on Form S-3, and Registration Statement No. 333-10055 on Form S-3.




                                                     Arthur Andersen LLP




    Boston, Massachusetts
    February 17, 1998